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                               IFILM-TM- NETWORK

                              AFFILIATE AGREEMENT

                         ENTERTAINMENT BOULEVARD, INC.

         This AFFILIATE AGREEMENT ("AGREEMENT") dated as of December 22, 1999 (the "EFFECTIVE DATE"), is made by and between IFILM Corp. ("IFILM"), a Delaware corporation with a principal place of business at 400 Pacific Avenue, San Francisco, CA 94133 and Entertainment Boulevard, Inc. ("AFFILIATE"), a Nevada corporation with a principal place of business at 12910 Culver Boulevard, Suite 1, Los Angeles, CA 90066.


                                    RECITALS

         WHEREAS, IFILM operates the IFILM Network, a Web site portal including the Web site with the URL of www.ifilm.com ("IFILM WEB SITE"), and that features, among other things, a community for the viewing and discussion of films;

         WHEREAS, Affiliates maintains a Web site portal identified by the URL of www.entertainmentblvd.com ("AFFILIATE WEB SITE") and that offers its users access to various levels of commerce, content, or communities on the World Wide Web;

         WHEREAS, IFILM and Affiliate seek to enter into a relationship whereby portions of the IFILM Web Site may be displayed on the Affiliate Web Site according to the terms set forth in this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the IFILM and Affiliate agree as follows:

                                   ARTICLE I

                        IFILM AREA ON AFFILIATE WEB SITE

IFILM AREA ON AFFILIATE WEB SITE. Affiliate, at its own expense, shall build and maintain an area on the Affiliate Web Site ("IFILM AREA") for the purpose of displaying portions of the IFILM Web Site, such as films ("FILMS"), related information, functionalities, or custom software (collectively referred to, including Films, as "Content"), as these terms are defined on Exhibit "A" attached hereto.

      The IFILM Area shall be designed in such a manner to include the following:

         DISPLAY OF IFILM LOGO. The IFILM Area shall include a prominently displayed authorized IFILM logo that when electronically depressed brings the user of the Affiliate Web Site to the IFILM Web Site.

         FILMS PRECEDED BY IFILM LOGO. Prior to and/or at the conclusion of the display or "streaming" of a Film, IFILM shall have right to place an "in-stream" authorized IFILM logo.

         DISPLAY OF TERMS OF USE. The IFILM Area shall include a link identified as "Terms of Use" and that when electronically depressed brings the user of the Affiliate Web Site to the IFILM NETWORK'S TERMS OF USE AGREEMENT.

         ACCESS TO CONTENT. Affiliate shall access the Content only by means specified by IFILM in writing, such as a link to IFILM's server(s) or use of secure protocols for verification of Affiliate's identity. Affiliate shall take reasonable precautions to ensure that the Content is not misused or misappropriated by any third party. Affiliate shall access the IFILM server(s) only for the purposes expressly set forth in this Agreement.

         NO MODIFICATION OF CONTENT. Affiliate shall not modify or alter the Content in any manner, including, without limitation, the insertion of "in-stream" advertisements or notices or the removal of copyright or proprietary information, without the prior written consent of IFILM.

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         NO UNAUTHORIZED MATERIALS. Except for Banner Advertising (as defined below), the IFILM Area shall consist only of the materials or information that have been authorized by IFILM in writing or pursuant to the terms of this Agreement.

         REMOVAL OF CONTENT. Affiliate agrees to immediately remove any Content from the IFILM Area that IFILM requests to be removed, provided that IFILM supplies Affiliate with replacement Content in a comparable amount.

                                   ARTICLE II

                                   ADVERTISING

INTERSTITIAL ADVERTISING. Prior to and/or at the conclusion of the display or streaming of a Film, IFILM shall have the right to sell (or give away for promotional purposes) and place an "in-stream" advertisement ("INTERSTITIAL ADVERTISING") of a duration of thirty (30) seconds or less. Affiliate and IFILM shall each be entitled to fifty percent (50%) of the net revenues, if any, resulting from Interstitial Advertising. Net revenue from Interstitial Advertising means gross revenue less third party agencies and a twelve percent (12%) administrative fee. For the first six (6) months of the term of this Agreement, Affiliate shall have the first opportunity to exclusively sell Interstitial Advertising. After the first six (6) months of the term of this Agreement, the sale of Interstitial Advertising shall be at the sole discretion of IFILM. IFILM shall not include advertisements of companies in direct competition with affiliate.

BANNER ADVERTISING. In the event that the IFILM Area includes any advertisement (other than Interstitial Advertising) ("BANNER ADVERTISING"), Affiliate and IFILM shall each be entitled to fifty percent (50%) of the net revenues, if any, generated from Banner Advertising. Net revenues means gross revenue less third party agencies and a twelve percent (12%), with said twelve percent (12%) being allocated to Affiliate to cover its production and selling costs.

PAYMENT. Affiliate and IFILM shall provide each other with accounting statements and the amount of advertising revenue due to the other party under this Agreement within thirty (30) days following each quarter of the calendar year.

AUDIT. Affiliate and IFILM shall have the right, upon thirty (30) days prior written notice, to audit each others' books and records pertaining to the accounting statements hereunder once each calendar year during the term of this Agreement and once within one year of termination. Any such audit may be conducted only once with respect to any particular accounting statement, shall be made during regular business hours where the other party's books and records are maintained, and shall be conducted by an independent auditor who agrees to be bound by the confidentiality provisions of this Agreement. Any such audit shall be conducted at the expense of the party seeking the audit, except that if such audit reveals an underpayment in excess of ten percent (10%) of monies owing, then the party conducting the audit will be entitled to be reimbursed for its reasonable out-of-pocket costs associated with the audit.

                                  ARTICLE III

                                      TERM

DURATION OF AGREEMENT. The term of this Agreement shall be one (1) year from the Effective Date and thereafter shall automatically renew on a month-to-month basis.

TERMINATION. During the first ninety (90) days of this Agreement, Affiliate or IFILM may unilaterally terminate this Agreement at any time, with or without cause, by providing the other party with thirty (30) days written notice of termination. After the first ninety (90) days of this Agreement, Affiliate or IFILM may unilaterally terminate this Agreement at any time, with or without cause, by providing the other party with ninety (90) days written notice of termination. Notwithstanding the foregoing, either party may terminate this Agreement upon a material breach of the other party if such a breach has not been cured within twenty (20) days after written notice. Upon termination of this Agreement, the rights granted by the parties shall automatically revert back to respective parties.

                                  ARTICLE IV

                                 PRESS RELEASES

Both Affiliate and IFILM will consult with each other and obtain the other party's prior consent before issuing any press release with respect to the transactions contemplated by this Agreement.

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                              ARTICLE V

               NO INFRINGEMENT/OBSCENE/ILLEGAL CONTENT

Affiliate and IFILM represent to the best of their information, knowledge and belief that the rights provided to the other party under this Agreement will not violate or infringe upon the copyright, literary, privacy, publicity, trademark, service mark or any other personal or property right of any person or entity, nor will same constitute a libel or defamation of any person (collectively, "THIRD PARTY RIGHTS"). IFILM acknowledges that the IFILM NETWORK'S TERMS OF SERVICE AGREEMENT ("SERVICE AGREEMENT") directs a user of the IFILM Web Site not to display Content constituting obscenity, exploitation of children, or infringement of Third Party Rights. Notwithstanding the above, Affiliate acknowledges that IFILM does not make any representation or warranty that the Content does not or will not violate any Third Party Rights or that the Content complies with the terms of the Service Agreement. Affiliate represents and warrants that the operation of the Affiliate Web Site does not violate any rights or applicable laws or regulations that would give rise to an action or claim against IFILM as result of the display of the IFILM Area on Affiliate Web Site.

Except for any obligations arising out of the parties' indemnity obligations or actions relating to willful misconduct, IFILM and Affiliate shall not be liable for any direct, incidental, consequential, indirect, or punitive damages arising out of or connected with the subject matter of this Agreement.

EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SPECIFICALLY CONTAINED HEREIN, NO PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, AS TO ANY MATTER INCLUDING, BUT NOT LIMITED TO, IMPLIED
WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY OR OTHERWISE WHICH WOULD EXTEND BEYOND THE REPRESENTATIONS AND WARRANTIES CONTAINED HEREIN.

                                   ARTICLE VI

                                 INDEMNIFICATION

Each party agrees to indemnify and hold harmless the other party and its respective officers, directors, shareholders, employees, accountants, attorneys, agents, affiliates, subsidiaries, permitted successors and assigns from and against any and all third party claims, damages, liabilities, costs and expenses, including reasonable legal fees and expenses, arising out of or related to any breach of any warranty, representation, covenant or agreement made by the indemnifying party in this Agreement and that are reduced to final judgment or settled with consent of the other party. The party seeking indemnification shall give prompt written notice to the indemnifying party of any claim, action or demand for which indemnity is claimed. The party seeking indemnification shall not take any action that may prejudice the other party's defense or increase its liability. The other party has the right to participate in the defense of a claim with its own counsel.

                                  ARTICLE VII

                                 CONFIDENTIALITY

CONFIDENTIALITY. During the period this Agreement is in force and thereafter, each party will use and reproduce the other's Confidential Information only for purposes of this Agreement and only to the extent necessary for such purposes and will restrict disclosure of the other party's Confidential Information solely to its employees, consultants or independent contractors with a need to know, who have undertaken a written obligation of confidentiality substantially similar to that contained herein, and who will not use or disclose the other party's Confidential Information to any third party without the prior written approval of the other party. Notwithstanding the foregoing, it will not be a breach of this Agreement to disclose Confidential Information of the other party if required to do so under law or in a judicial or other governmental investigation or proceeding, provided the other party has been given reasonable prior written notice and the disclosing party has sought reasonable safeguards against widespread dissemination prior to such disclosure.

For the purposes of this Agreement, "CONFIDENTIAL INFORMATION" means: (i) the terms and conditions of this Agreement; (ii) the party's trade secrets, business plans, strategies, methods and/or practices; and (iii) any other information relating to either party or its business that is not generally known to the public, including but not limited to information about either party's personnel, products, customers, marketing strategies, services or future business plans. Notwithstanding the foregoing, Confidential

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Information specifically excludes (A) information that is now in the public domain or subsequently enters the public domain by publication or otherwise through no action or fault of the other party; (B) information that is known to the parties without restriction, prior to receipt from the other party under this Agreement, from its own independent sources as evidenced by such party's written records, and which was not acquired, directly or indirectly, from the other party; (C) information that either party receives from any third party reasonably known by such receiving party to have a legal right to transmit such information, and not under any obligation to keep such information confidential; and (D) information independently developed by the party's employees or agents provided that the party can show that those same employees or agents had no access to the Confidential Information received hereunder.

                                 ARTICLE VIII

                            INTELLECTUAL PROPERTY

ALL RIGHTS RESERVED. All rights not expressly granted to Affiliate by IFILM under this Agreement are reserved by IFILM. All rights not expressly granted to IFILM by Affiliate under this Agreement are reserved by Affiliate.

Without limiting the forgoing:

During the term of this Agreement and thereafter, Affiliate agrees not to use any of IFILM's trademarks, service marks or logos or any confusingly similar marks for any purpose without the express prior written consent of IFILM in each instance.

Upon termination of this Agreement, Affiliate shall not use or retain any copies or reproductions of the Content.

IFILM shall have all right, title, and interest in any data resulting from iFilm-Directed Processing, including but not limited to, the encoding, compressing, formatting, and processing of audio and video data for streaming playback over the Internet or direct playback on a prepared file such as DVDROM, CDROM, or other.

The parties acknowledge that, except as expressly provided for in this Agreement, no party shall acquire any right, title, or interest in the other parties' Technology. Each party shall not copy, modify, adapt, translate, prepare derivative works from, decompile, reverse engineer, disassemble or otherwise attempt to derive source code, re-sell, loan, rent, pledge, assign, sublicense or otherwise transfer the other party's Technology.

For the purposes of this Agreement, "TECHNOLOGY" means the parties' Web sites and any and all Intellectual Property, including without limitation all the Interface Tools, databases, user lists, source code and object code therefore, derivative products thereof and all algorithms, ideas and other related Intellectual Property therein. "INTELLECTUAL PROPERTY" means any and all rights existing from time to time under patent law, copyright law, semiconductor chip protection law, moral rights law, trade secret law, trademark law, unfair competition law, publicity rights law, privacy rights law, and any and all other proprietary rights, and any and all applications, renewals, extensions and restorations thereof, now or hereafter in force and effect worldwide. "INTERFACE TOOLS" means both the password-protected, hypertext transfer protocol (HTTP) interface provided by IFILM to Affiliate to allow Affiliate to update the IFILM Area as well as any and all hardware and/or software tools, including source code and object code, provided by IFILM to Affiliate to allow Affiliate to use the HTTP interface.

                                   ARTICLE IV

                                  MISCELLANEOUS

9.1 RELATIONSHIP OF PARTIES. The parties are independent contractors under this Agreement and nothing herein will be construed to create a partnership, joint venture or agency relationship between them. No party has authority to enter into agreements of any kind on behalf of the other.

9.2 CHOICE OF LAW AND FORUM. This Agreement, its interpretation, performance or any breach thereof, will be construed in accordance with, and all questions with respect thereto will be determined by, the laws of the State of California applicable to contracts entered into and wholly to be performed within said state. Both parties hereby consent to the personal jurisdiction of the State of California, acknowledge that venue is proper in any state or Federal court in the State of California, agree that any action related to this Agreement, subject to Section 9.14, must be brought in a state or Federal court in the State of California, and waive any objection it has or may have in the future with respect to any of the foregoing.

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9.3     ENTIRE AGREEMENT. This Agreement contain the entire understanding of the parties hereto with respect to the transactions and matters contemplated hereby, supersedes all previous agreements among the parties concerning the subject matter, and cannot be amended except by a writing signed by the parties. No party hereto has relied on any statement, representation or promise of any other party or with any other officer, agent, employee or attorney for the other party in executing this Agreement except as expressly stated herein.

9.4 COUNTERPARTS AND FACSIMILE SIGNATURES. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Facsimile signatures will be considered original signatures.

9.5 SURVIVAL. All terms of this Agreement, which by their nature extend beyond its termination, including, without limitation, confidentiality obligations, remain in effect until fulfilled and apply to respective successors and assigns.

9.6 NOTICE. Any notice required for or permitted by this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated: (i) by personal delivery when delivered personally, (ii) by overnight courier upon written verification or receipt, (iii) by telecopy or facsimile transmission when confirmed by telecopier or facsimile transmission report, or (iv) by certified or registered mail, return receipt requested, upon verification of receipt. All notices must be sent to the addresses first described above or to such other address that the receiving party may have provided for the purpose of notice in accordance with this Section. Notices to IFILM shall be addressed as written first above and separately addressed to the Chief Executive Officer and Director of Legal Affairs.

9.7 ASSIGNMENT. No party may assign its rights or delegate its obligations under this Agreement without the other party's prior written consent, except to the surviving entity in a merger or consolidation in which it participates or to a purchaser of all or substantially all of its assets, so long as such surviving entity or purchaser shall assume in writing performance of all of the terms of this Agreement.

9.8 NO THIRD PARTY BENEFICIARIES. All rights and obligations of the parties, hereunder are personal to them. This Agreement is not intended to benefit, nor shall it be deemed to give rise to, any rights in any third party.

9.9 FURTHER ACTION. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

9.10 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

9.11 FORCE MAJEURE. No party shall be liable hereunder by reason of any failure or delay in the performance of its obligations hereunder (except for the payment of money) on account of strikes, shortages, riots, insurrection, fires, flood, storm, explosions, earthquakes, acts of God, war, governmental action, or any other cause which is beyond the reasonable control of such party (each a "FORCE MAJEURE EVENT"). Each party will use its reasonable best efforts to notify the other party of the occurrence of a Force Majeure Event within five (5) business days of such occurrence.

9.12 WAIVER. The failure of a party to require performance by the other party of any provision shall not affect the full right to require such performance at any time thereafter; nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of the provision itself.

9.13 SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction to be contrary to law, such provision shall be changed and interpreted so as to best accomplish the objectives of the original provision to the fullest extent allowed by law and the remaining provisions of this Agreement shall remain in full force and effect.

9.14 ARBITRATION. Except as otherwise set forth herein, any dispute or controversy arising out of or relating to any interpretation, construction, performance or breach of this Agreement shall be settled by arbitration to be held in San Francisco, California, in accordance with the rules of the American Arbitration Society. The decision of the arbitrator shall be final, conclusive and binding on the parties. The parties agree that judgment may be entered on the arbitrator's decision in a court of competent jurisdiction as set forth in Section 9.2. Notwithstanding any provision in this Agreement to the contrary, either party may commence an action in a court of competent jurisdiction pursuant to Section 9.2 in order to obtain injunctive relief to terminate the violation of a party's Intellectual Property rights or Confidential Information.

9.15 AUTHORITY. The parties represent that they each have the right to enter into this Agreement and that person signing on behalf of the respective party has authority to do so.


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9.16    ATTORNEYS' FEES. Should a party resort to litigation or arbitration in connection with this Agreement, the prevailing party shall be entitled, in addition to such other relief as may be granted, to recover from the nonprevailing party the prevailing party's attorneys' fees and costs in such litigation or arbitration.

9.17 CAPTIONS. The captions used in this Agreement have been inserted for convenience and for reference only and shall not be deemed to limit or define the text of this Agreement.

IN WITNESS WHEREOF, the undersigned parties hereby agree to the foregoing.


                                   AFFILIATE

                                                By:   /s/ Stephen Brown
                                                    --------------------------
                                                Name:     STEPHEN BROWN
                                                     -------------------------
                                                Title:        CEO
                                                      ------------------------
                                                Date:        12-22-99
                                                      ------------------------

                                   IFILM CORP.

                                                By:   /s/ Rodger Radskman
                                                    --------------------------
                                                Name:     RODGER RADSKMAN
                                                     -------------------------
                                                Title:  FOUNDER/CO-CHAIRMAN
                                                      ------------------------
                                                Date:         12-23-99
                                                      ------------------------



                        [Signature Page to AFFILIATE AGREEMENT]

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                                     EXHIBIT "A"

                                TO AFFILIATE AGREEMENT

For the purposes of this Agreement, the terms "Content" and "Film" shall mean the following (except for any Film that IFILM may be prohibited from providing) Affiliate with access to pursuant to an agreement with an IFILM content provider:

              i.   IFILM OF THE DAY                1 Film
              ii.  FEATURED IFILMS -               5-10 Films
              iii. MOST VIEWED -                   20 Films
              iv.  HIGHEST RATED                   20 Films
              v. News, articles, and reviews as may be mutually agreed upon by IFILM and Affiliate.


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